EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

Osteologix, Inc. (the “Company”), pursuant to its Equity Incentive Plan (the “Plan”), hereby grants to the Optionee listed below (“Optionee”), an option to purchase the number of shares of the Company’s Common Stock set forth below, subject to the terms and conditions of the Plan and this Stock Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

Optionee:	Matthew Loar
Type of Option	92,308 Non-Qualified and 307,692 Incentive Stock Options
Date of Stock Option Agreement:	September 1, 2006
Date of Grant:	September 1, 2006
Vesting Date or Schedule:	100,000 vest on September 1, 2007; the remaining 300,000 vest in 36 equal monthly installments commencing October 1, 2007
Exercise Price per Share:	$1.50
Total Number of Shares Granted:	400,000
Total Exercise Price:	$600,000
Term/Expiration Date:	August 31, 2016

II.	OPTION AGREEMENT

1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase the Common Stock (the “Shares”) set forth in Section I above, at the exercise price per share set forth in Section I above (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Option Agreement, this grant of an Option is subject to the terms, definitions and provisions of the Plan adopted by the Company, which are incorporated herein by reference

2. Vesting. Subject to the limitations contained herein, an Option will vest as provided in your Grant Notice, provided that vesting will cease upon the Optionee ceasing to be a Service Provider.

3. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for various adjustments in the Company’s equity capital structure, as provided in the Plan.

4. Method of Payment. Payment of the Exercise Price shall be by any of the methods of payment provided for under the Plan.

5. Whole Shares. The Optionee may exercise the Option only for whole shares of Common Stock.

6. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, the Optionee may not exercise the Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing such Option, and the Optionee may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. Term. The Optionee may not exercise the Option before the commencement of its term on the Date of Grant or after its term expires. Subject to the provisions of the Plan and this Stock Option Agreement, the Optionee may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:

(a) the date on which the Optionee ceases to be a Service Provider as a result of termination for “Cause” (as defined in the Plan);

(b) three (3) months after the Optionee ceases to be a Service Provider for any reason other than death, disability, or termination for Cause;

(c) twelve (12) months after the Optionee ceases to be a Service Provider due to disability;

(d) twelve (12) months after the Optionee ceases to be a Service Provider due to death; or

(e) the Expiration Date specified in the Grant Notice.

Notwithstanding the foregoing, if the exercise of your Option within the applicable time periods set forth in this Section is prevented for any reason, your Option shall not expire before the date that is thirty (30) days after the date that you are notified by the Company that the Option is again exercisable, but in any event no later than the Expiration Date indicated in your Grant Notice; provided, however, that if the Grant Notice designates your Option as an Incentive Stock Option, and if any such extension causes the term of your Option to exceed the maximum term allowable for Incentive Stock Options, your Option shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option.

8. Exercise Procedures. Subject to the other relevant terms and conditions of the Plan and this Stock Option Agreement, you may exercise the vested portion of your Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the Exercise Price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then reasonably require. By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your Option, or (2) other applicable events.

9. Limitations on Transfer of Options. Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.

10. Option Not an Employment Contract. Your Option is not an employment or service contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Parent or Subsidiary in any capacity.

11. Notices. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed given and effective upon the occurrence of (a) the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail sent by certified mail, return receipt requested, (b) delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS, or DHL) or other commercial delivery service, or (c) delivery in person or by personal courier.

12. Option Subject Plan Document. Your Option is subject to all of the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan, to the extent not inconsistent with the terms of this Stock Option Agreement according to the standard set forth in the second paragraph of this Stock Option Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

OSTEOLOGIX, INC. By: _______________________________ Name: _____________________________ Title: ______________________________

Optionee acknowledges and agrees that the vesting of shares pursuant to this Option Agreement is earned only by continuing service with the Company [and/or other specified performance measures] (not through the act of being hired, being granted or acquiring shares hereunder). Optionee further acknowledges and agrees that nothing in the Agreement, not in the Plan shall confer upon the Optionee any right to continue in the service of the Company, nor shall it interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s service at any time, with or without Cause.

Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof. Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: __________________	____________________________________ Matthew Loar Residence Address:

SAMPLE
NOTICE OF EXERCISE

Osteologix, Inc. 425 Market Street Suite 2230 San Francisco, CA 94105	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock Option that I elect to purchase the number of Shares for the price set forth below.

Type of Option (check one):	Incentive / Nonstatutory

Stock Option dated:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

By this exercise, I agree (i) to execute or provide such additional documents as Osteologix, Inc. (the “Company”) may reasonably require pursuant to the terms of this Notice of Exercise and the Company’s Equity Incentive Plan (the “Plan”), and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option.

Very truly yours, ______________________________________ Option Holder